Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our reports dated September 23, 2004 relating to the financial statements and financial statement schedule of InSight Health Services Holdings Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
December 28, 2004